Exhibit 32.1
CERTIFICATION BY CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Numerex Corp. (the “Company”) on Form 10-K as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Stratton J. Nicolaides, as Chief Executive Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that:

(1)           The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the dates and periods covered by the Report.

This certificate is being furnished solely pursuant to 8 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document, and may not be disclosed, distributed or used by any person or for any reason other than as specifically required by law.

March 17, 2008	/s/ _Stratton J. Nicolaides_____
Stratton J. Nicolaides
Chief Executive Officer